                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         VIKING OFFICE PRODUCTS, INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                                                     PRELIMINARY PROXY MATERIALS


                          VIKING OFFICE PRODUCTS, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 16, 1995


To the Shareholders of Viking Office Products, Inc.:

  The Annual Meeting of Shareholders of Viking Office Products, Inc., a California corporation ("Viking"), will be held on Thursday, November 16, 1995 at 9:00 a.m., P.S.T., at Viking's new executive offices, 879 West 190th Street, 10th Floor, Los Angeles, California 90248, for the following purposes:

  (1)     To elect a Board of Directors;

  (2) To consider and act upon a proposal to adopt amendments to Viking's Amended and Restated Bylaws to classify the Board of Directors for purposes of election and to make other related changes;

  (3) To consider and act upon a proposal to amend the 1992 Directors' Stock Option Plan;

  (4) To consider and act upon a proposal to amend the Chief Executive Officer Performance Based Bonus Plan to increase the maximum annual bonus payable thereunder;

  (5) To consider and act upon a proposal to ratify the selection of auditors; and

  (6) To transact any other business which may properly come before the meeting.

  Only shareholders of record at the close of business on September 22, 1995, are entitled to notice of and to vote at the meeting and any adjournments thereof.

  All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. The giving of your proxy will not affect your right to vote in person should you later decide to attend the meeting.

                               By Order of the Board of Directors


Los Angeles, California       Stephen R. Kroll,
October __, 1995              Secretary

                                                     PRELIMINARY PROXY MATERIALS

                          VIKING OFFICE PRODUCTS, INC.
                          13809 SOUTH FIGUEROA STREET
                       LOS ANGELES, CALIFORNIA 90061-1000
                                 (213) 321-4493

                                PROXY STATEMENT

                                OCTOBER __, 1995


                              GENERAL INFORMATION

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Viking Office Products, Inc. ("Viking"), for the Annual Meeting of Shareholders to be held on November 16, 1995, and any postponements or adjournments thereof. This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy were first mailed to shareholders on or about October __, 1995.

          The execution and return of the enclosed proxy will not in any way affect a shareholder's right to attend the Annual Meeting in person. Any shareholder giving a proxy may revoke it before it is voted by notifying the Secretary of Viking in writing before or at the meeting, by providing a proxy bearing a later date or by attending the meeting and expressing a desire to vote in person. Your cooperation in promptly returning the enclosed proxy will reduce Viking's expenses and enable its management and employees to continue their normal duties for your benefit with minimum interruption for follow-up proxy solicitation.

          Only shareholders of record at the close of business on September 22, 1995, are entitled to receive notice of and to vote at the meeting. On that date, Viking had outstanding 41,048,659 shares of Common Stock, each of which is entitled to one vote at the meeting. Directors are elected by a plurality of the votes cast, and the affirmative vote of the holders of a majority of the outstanding shares entitled to vote is required to approve the proposal to amend the Bylaws. The affirmative vote of a majority of the shares present or represented by proxy at the meeting is required for approval of all other matters being submitted to the shareholders for their consideration.

          The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the record date is necessary to constitute a quorum for the transaction of business. Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to the shareholders and have the same legal effect as a vote against a particular proposal. Broker non-votes are not taken into account for purposes of determining whether a proposal has been approved by the requisite shareholder vote.

          All proxies will be voted as directed by the shareholder on the proxy card. IF NO CHOICE IS SPECIFIED, PROXIES WILL BE VOTED "FOR" THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, "FOR" THE AMENDMENTS TO VIKING'S AMENDED AND RESTATED BYLAWS, "FOR" THE AMENDMENTS TO THE 1992 DIRECTORS' STOCK OPTION PLAN, "FOR" THE AMENDMENT TO THE CHIEF EXECUTIVE OFFICER PERFORMANCE BASED BONUS PLAN AND "FOR" THE RATIFICATION OF THE SELECTION OF AUDITORS.

          If any other matters are properly presented at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place for the purpose of soliciting additional proxies, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on those matters in accordance with their best judgment, subject to direction by the Board of Directors, to the same extent as the person signing the proxy. It currently is not anticipated that any other matters will be raised at the Annual Meeting.

          The cost of preparing, printing and mailing the Proxy Statement, the Notice and the enclosed form of proxy, as well as the cost of soliciting proxies relating to the Annual Meeting, will be borne by Viking. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of Viking, but no additional compensation will be paid to such individuals on account of such activities. Viking will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to their principals.

                             ELECTION OF DIRECTORS

NOMINEES AND VOTING

          Viking's Amended and Restated Bylaws (the "Bylaws") currently provide for a Board of Directors consisting of not less than four nor more than seven directors. The total number of directors may be fixed or changed from time to time by the Board of Directors within such authorized limits, and the size of the Board is presently set at seven. Mr. H.B. Richman, a director of Viking, has informed the Board that he intends to retire effective as of the date of the Annual Meeting, and the Board has elected not to fill the vacancy resulting from Mr. Richman's retirement at this time. Accordingly, the Board has reduced the size of the Board of Directors to six effective at the Annual Meeting. The Board of Directors has nominated for election as directors the six persons named below, all of whom are incumbent directors. All of these nominees have indicated that they are able and willing to serve as directors.

          If the proposed amendments to the Bylaws are approved by the shareholders at the Annual Meeting (see the discussion below under the caption "Approval of Amendments to the Bylaws"), Irwin Helford, Charles P. Durkin, Jr. and Rolf Ostern will be nominated as Class I directors, for terms expiring at the 1996 Annual Meeting, and Lee A. Ault III, Neil R. Austrian and Joan D. Manley will be nominated as Class II directors, for terms expiring at the 1997 Annual Meeting. If the proposed amendments are not adopted, all directors will be nominated for terms expiring in 1996 and until their respective successors are elected and qualified.

          Based on the number of holders of Viking's outstanding Common Stock on September 22, 1995, the record date for the Annual Meeting, Viking meets the requirements for a listed corporation within the meaning of the California Corporations Code. As a result, in accordance with the provisions of Viking's bylaws, shareholders do not have cumulative voting rights in connection with the election of directors. Instead, each share of Common Stock is entitled to one vote for each director to be elected.

          The Board of Directors recommends that the shareholders vote "FOR" the election of its nominees. Unless otherwise instructed, the persons named in the enclosed proxy intend to vote the shares of Common Stock represented by the proxies in favor of the election of these nominees. If for any reason any of these nominees will be unable to serve, the persons named in the enclosed proxy will vote instead for such other person or persons as the Board of Directors may recommend.

          The following table sets forth certain information as of September 22, 1995 with respect to the Board's nominees:

                                  DIRECTOR
NAME OF NOMINEE             AGE    SINCE
- ---------------             ---   --------
Irwin Helford                61       1985
Lee A. Ault III              59       1992
Neil R. Austrian             55       1988
Charles P. Durkin, Jr.       57       1992
Joan D. Manley               63       1989
Rolf Ostern                  67       1960

BUSINESS EXPERIENCE OF DIRECTORS DURING THE PAST FIVE YEARS

          Irwin Helford has served as President since joining Viking in January 1984 and also has served as Chairman of the Board and Chief Executive Officer since September 1988.

          Lee A. Ault III served as the Chief Executive Officer of Telecredit, Inc., a payment services company, from November 1968 until January 1992.
Mr. Ault also was President of Telecredit, Inc., from 1968 until 1983 and Chairman of the Board from 1983 until January 1992. Since January 1991, Mr. Ault has served as a director of Equifax Inc., a New York Stock Exchange listed company and the parent company of Telecredit, Inc. Mr. Ault also serves as a director of Alex. Brown Incorporated and Sunrise Medical Inc.

          Neil R. Austrian has served as President and Chief Operating Officer of the National Football League since April 1991. He was a Managing Director of Dillon, Read & Co. Inc. ("Dillon Read") from October 1987 to March 1991.
Mr. Austrian also serves as a director of Alex. Brown Incorporated and Refac Technology Development.

          Charles P. Durkin, Jr., is a Managing Director of Dillon Read and has been employed by that firm in various capacities since 1966. Mr. Durkin also serves as a director of Atlantic Cellular, Big River Minerals, Hi-Lo Automotive Corporation, Inc., and Capital Markets Assurance Corporation.

          Joan D. Manley retired in 1984 after serving six years as a Group Vice President and a director of Time Incorporated. Ms. Manley also serves as a director of Sara Lee Corporation, Aon Corporation, Scholastic, Inc., and BFP Holdings Inc.

          Rolf Ostern founded Viking and served as the Chairman of the Board from Viking's inception until August 1988. From August 1988 to August 1993, Mr. Ostern served Viking as Creative Director and Special Assistant to the President.

          No family relationships exist between any of the directors or officers of Viking.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

          Viking maintains an Audit Committee whose current members are Messrs. Ault, Austrian and Durkin and Ms. Manley. The Audit Committee approves the selection and engagement of independent accountants and reviews with them the plan and scope of their audit for each year, the results of such audit when completed and their fees for services performed. The Audit Committee also assists and makes recommendations to the Board of Directors in fulfilling the Board's responsibilities relating to Viking's accounting, financial reporting and internal auditing policies and practices. The Audit Committee met once during fiscal 1995.

          Viking maintains a Compensation Committee whose current members are Messrs. Ault, Austrian and Durkin and Ms. Manley. The Compensation Committee approves the compensation of the officers of Viking, formulates and reviews significant compensation policies and decisions and administers Viking's employee benefit plans. The Compensation Committee met four times during fiscal 1995.

          Viking's Board of Directors met four times during fiscal 1995. Each director attended at least 75% all of the meetings of the Board of Directors and of any committees on which he or she served. Viking does not maintain a nominating committee.

COMPENSATION OF DIRECTORS

          During calendar 1995, directors who were not employees of Viking or affiliated with Dillon Read were paid an annual retainer of $7,500 plus $2,000 for each Board meeting attended. For calendar 1996, these amounts will be increased to provide for an annual retainer of $8,000 plus $4,000 for each Board Meeting attended. All directors are reimbursed for their travel expenses incurred in attending Board or committee meetings.

          Pursuant to the provisions of the Viking Office Products, Inc. 1992 Directors' Stock Option Plan (the "Directors' Plan"), each new non-employee director, on the date of his or her election to the Board of Directors (whether elected by the shareholders or the Board of Directors), automatically will be granted a stock option to purchase 20,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. In addition, if the proposed amendments to the Directors' Plan are approved at the Annual Meeting, each time a non-employee director has served on the Board for a period of five consecutive years, such director automatically will be granted a stock option to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. See "Approval of Amendments to 1992 Directors' Stock Option Plan".

                           OWNERSHIP OF COMMON STOCK

          The following table sets forth information with respect to the beneficial ownership of Viking Common Stock as of September 22, 1995 by (i) each person who is known by Viking to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock, (ii) each director of Viking,
(iii) the executive officers named in the Summary Compensation Table on page 6, and (iv) all directors and executive officers as a group. Each of the entities and persons named in the table has sole voting and investment power with respect to all shares of Common Stock beneficially owned by it, him or her.

                                              SHARES BENEFICIALLY OWNED(1)
                                              ----------------------------
     NAME AND ADDRESS                          NUMBER     PERCENT OF CLASS
     ----------------                         ---------   ----------------

     Irwin Helford(2)......................   2,366,000               5.76%
      13809 South Figueroa Street
      Los Angeles, California 90061
     AIM Capital Management, Inc...........   2,171,100               5.29%
      11 Greenway Plaza, Suite 1919
      Houston, Texas 77046
     Lee A. Ault III(3)....................      16,400                 *
     Neil R. Austrian(3)...................      69,424                 *
     Charles P. Durkin, Jr.................      62,184                 *
     Joan D. Manley(3).....................      32,000                 *
     Rolf Ostern...........................       4,378                 *
     Donald M. Wilson(2)...................     252,874                 *
     Mark R. Brown(2)......................     207,362                 *
     Mark Muir(2)..........................     185,673                 *
     Lisa Y. Billig(2).....................     138,698                 *
     All directors and executive
      officers as a group (13 persons)(4)..   3,541,410               8.53%
- ----------------

*    Indicates ownership of less than one percent.

(1) Except as otherwise noted in the following footnotes, no effect has been given to the possible issuance of up to 3,596,832 shares issuable upon the exercise of outstanding stock options.

(2) Includes 50,000 shares issued under the Long Term Stock Incentive Plan (the "Incentive Plan") which are subject to transfer restrictions and to forfeiture until June 30, 2007. Also includes 16,000 shares, 112,200 shares, 120,200 shares and 59,000 shares which may be purchased by Messrs. Helford, Brown and Muir, and Ms. Billig, respectively, pursuant to stock options exercisable on or before November 22, 1995, and which expire at various times through July 7, 2004.

(3) Includes 12,000 shares, 20,000 shares and 20,000 shares which may be purchased by Mr. Ault, Mr. Austrian and Ms. Manley, respectively, pursuant to stock options exercisable on or before November 22, 1995, and which expire on March 8, 2002.

(4) Includes 483,840 shares which may be purchased pursuant to stock options exercisable on or before November 22, 1995, and 300,000 shares issued under the Incentive Plan which are subject to transfer restrictions and to forfeiture until June 30, 2007.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following tables summarizes all compensation paid to Viking's Chief Executive Officer and to each of the other four most highly paid executive officers for services rendered in all capacities to Viking and its subsidiaries for the fiscal years ended June 30, 1995, June 24, 1994 and June 25, 1993.

                                                                   LONG TERM COMPENSATION
                                                                 --------------------------
                                         ANNUAL COMPENSATION               AWARDS(1)
                                     -------------------------             ---------
                                                                  RESTRICTED    SECURITIES
NAME AND                                                             STOCK      UNDERLYING     ALL OTHER
PRINCIPAL POSITION           YEAR      SALARY        BONUS       AWARDS($)(2)   OPTIONS(#)   COMPENSATION(3)
- --------------------------   -----   ----------   ------------   ------------   ----------   ---------------

Irwin Helford                 1995     $600,000    $950,000(4)         --              --        $356,577(5)
 Chairman of the Board,       1994      550,000     800,000            --          80,000          16,450
 President and Chief          1993      450,000     650,000      $768,750              --          15,076
 Executive Officer

Donald M. Wilson              1995      200,000     135,000            --          10,000           8,751
 Vice President,              1994      175,000      81,000            --          20,000          12,878
 Operations                   1993      155,000      67,000       768,750          32,000          12,622

Mark R. Brown                 1995      195,000     138,000            --          10,000           8,751
 Vice President,              1994      170,000      93,500            --          20,000          12,849
 Information Systems          1993      145,500      76,500       768,750          32,000          12,622

Mark Muir                     1995      185,000     131,000            --          10,000           8,751
 Vice President,              1994      140,000      87,700            --          32,000          10,783
 Marketing                    1993      115,000      66,700       768,750          48,000          10,573

Lisa Y. Billig                1995      175,000     106,000            --          10,000           8,751
 Vice President,              1994      134,411      63,700            --          24,000           9,881
 Finance and Chief            1993       95,350      46,600       768,750          24,000           9,735
 Financial Officer

 ______________________
(1) Stock-based compensation amounts have been adjusted for all years to reflect Viking's May 1994 two-for-one stock split.

(2) The amounts shown in the table represent the market price on the date of grant of awards made under the Incentive Plan. The following number of restricted shares (and the value of such shares based on the closing price of the Common Stock on June 30, 1995) were held by each of the named executives as of June 30, 1995: Mr. Helford, 50,000 shares ($1,831,250); Mr. Wilson, 50,000 shares ($1,831,250); Mr. Brown, 50,000 shares
     ($1,831,250); Mr. Muir, 50,000 shares ($1,831,250); and Ms. Billig 50,000 shares ($1,831,250). Dividends are payable on such shares at the same rate as paid to all shareholders. Subject to the executive's continued employment with Viking, all restricted shares will vest in 2007.

(3) The amounts shown in the table consist of Viking's contributions to its Profit Sharing Plan for the named executives, and, for Mr. Helford, $3,038 paid in fiscal 1995, and $2,454 paid in each of fiscal 1994 and fiscal 1993, in premiums for additional life insurance benefits payable to beneficiaries designated by him.

(4) Mr. Helford's bonus was determined pursuant to the Chief Executive Officer Performance Based Bonus Plan (the "Bonus Plan"). Pursuant to the Bonus Plan, one third of such bonus ($316,667) was paid to Mr. Helford in fiscal 1996 by the issuance of stock options to purchase an aggregate of 9,819 shares of Viking Common Stock under the Amended and Restated 1991 Nonstatutory

     Stock Option Plan (the "1991 Plan") with an exercise price of $2.50 per share. See "Compensation Committee Report on Executive Compensation - Compensation of Irwin Helford".

(5) In fiscal 1995, Viking paid insurance premiums under a split dollar life insurance arrangement with a trust for named beneficiaries of Mr. Helford. At the death of Mr. Helford or, if certain assumptions as to life expectancy, policy dividends and other factors are realized, at the surrender of the policies, Viking will recover the full amount of premiums it paid. The amount in the table for fiscal 1995 includes $344,788 which represents the present value of the benefit from premiums paid by Viking.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information at June 30, 1995, and for the fiscal year then ended, with respect to stock options granted to the individuals named in the Summary Compensation Table. No options were granted during fiscal 1995 at an exercise price below the market price of the Common Stock on the date of grant.

                                                                                                  POTENTIAL
                                                                                               REALIZABLE VALUE
                        NUMBER OF        PERCENTAGE                                            AT ASSUMED ANNUAL
                       SECURITIES         OF TOTAL       EXERCISE                           RATES OF STOCK PRICE
                       UNDERLYING     OPTIONS GRANTED      PRICE        APPRECIATION FOR        OPTION TERM(3)
                        OPTIONS        TO EMPLOYEES        PER            EXPIRATION        ---------------------
NAME                  GRANTED(1)      IN FISCAL 1995     SHARE(2)            DATE              5%          10%
- ----                  -----------     ---------------    --------       ----------------    --------     --------
Irwin Helford(4)              --                   --          --                     --          --           --
Donald M. Wilson          10,000                  1.9%     $26.00                 7/7/04     $163,513    $414,373
Mark R. Brown             10,000                  1.9%      26.00                 7/7/04      163,513     414,373
Mark Muir                 10,000                  1.9%      26.00                 7/7/04      163,513     414,373
Lisa Y. Billig            10,000                  1.9%      26.00                 7/7/04      163,513     414,373
- ----------------

(1) All options have a ten-year term and are subject to vesting over a five-year period, with 20% of the options becoming exercisable on each successive anniversary of the date of grant. The vesting of the options will be accelerated upon a sale of substantially all of Viking's assets, the dissolution of Viking or upon a change in the controlling shareholder interest in Viking resulting from a tender offer, reorganization, merger or consolidation.

(2) The exercise price may be paid by delivery of owned shares of Common Stock valued at fair market value on the date of exercise. The Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options, to reprice the options and to provide for the payment of any tax withholding obligations related to the exercise of the stock options to be made by offset of the underlying shares.

(3) The potential realizable values shown under these columns represent the future value of the options (net of exercise price) assuming the market price of the Common Stock appreciates by 5% and 10%, respectively, during each year of the options' ten-year term. The 5% and 10% rates of appreciation are prescribed by regulations of the Securities and Exchange Commission and are not intended to forecast possible future appreciation of Viking Common Stock.

(4) Does not include options granted to Mr. Helford in fiscal 1996 in payment of a portion of his fiscal 1995 bonus under the Bonus Plan.

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END VALUE

     The following table sets forth information with respect to the named executive officers with respect to the unexercised stock options held by them as of the end of the fiscal year. No stock options were exercised by any of the named executive officers during the fiscal year ended June 30, 1995.

                            NUMBER OF SECURITIES
                           UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED IN-THE-MONEY
                      OPTIONS HELD AT JUNE 30, 1995(#)    OPTIONS AT JUNE 30, 1995($)(1)
                      --------------------------------   ---------------------------------
NAME                    EXERCISABLE / UNEXERCISABLE         EXERCISABLE / UNEXERCISABLE
- -------------------   --------------------------------   ---------------------------------
Irwin Helford               16,000   /          64,000     $  200,000   /       $  800,000
Donald M. Wilson           110,600   /          64,400      3,603,720   /        1,616,930
Mark R. Brown               93,600   /          56,400      3,019,800   /        1,343,450
Mark Muir                   97,600   /          72,400      3,088,600   /        1,694,650
Lisa Y. Billig              44,400   /          51,600      1,355,200   /        1,130,050

- ------------------
(1) Based on the difference between the closing price on The Nasdaq National Market of Viking Common Stock on that date ($36.625) and the exercise price.

EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     Mr. Helford serves as Chairman, Chief Executive Officer and President pursuant to the terms of an employment agreement which continues in effect until June 30, 1998, and automatically renews for successive 12-month periods thereafter unless terminated by either party. Under the terms of the agreement, Mr. Helford receives an annual salary of $600,000 (increased to $700,000 by the Compensation Committee in July 1995) and a bonus in an amount determined by the Board of Directors (which has delegated this authority to the Compensation Committee). In addition to salary and bonus, Mr. Helford is entitled to receive an automobile allowance at the rate of $31,200 per year, and Viking is required to maintain insurance on Mr. Helford's life in the amount of $500,000, payable to beneficiaries designated by Mr. Helford.

     In April 1995, Viking entered into an agreement with M. Bruce Nelson, Viking's Executive Vice President and Chief Operating Officer, which provides for certain payments to Mr. Nelson in the event of a change in control of Viking. Under the agreement, if Mr. Nelson's employment is terminated following a change in control of Viking, Mr. Nelson will receive an amount equal to three times the average of his annual salary and bonus for the three years immediately preceding the change in control (or such shorter period for which he has been employed by Viking) unless such termination is (i) because of Mr. Nelson's death or disability, (ii) by Viking for "Cause" (as defined in the agreement) or (iii) by Mr. Nelson's resignation other than for "Good Reason" (as defined in the agreement). The amount otherwise payable to Mr. Nelson under the agreement will be reduced to the extent necessary to prevent the payments made to Mr. Nelson from exceeding the limits imposed by Section 280G of the Internal Code of 1986.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors, which consists of Ms. Manley and Messrs. Ault, Austrian and Durkin, each of whom is a non-employee director, sets Viking's compensation policies applicable to executive officers, determines the compensation of the executive officers, subject to review by the Board of Directors, and administers Viking's stock option and stock incentive plans, other than the 1992 Directors' Stock Option Plan, which is administered by the Board. The Committee has prepared the following report (the "Report") for inclusion in this Proxy Statement.

Compensation Policy for Executive Officers

     The policy of the Committee is to provide each executive officer current cash compensation that is reasonable and consistent with Viking's size, industry and performance, and long-term incentive compensation based on the increase in the value of Viking's Common Stock and the achievement of Viking's long term goals. In addition to salary, current cash compensation includes a bonus based in part on Viking's current annual performance and in part on the executive's individual performance. The Committee has relied heavily on the recommendations of Mr. Helford in setting the compensation of the other executive officers.

Compensation of Irwin Helford

     Mr. Helford's salary is fixed by his employment contract, and he is entitled under the contract to a bonus determined by the Board of Directors in its discretion. The Board has delegated this responsibility to the Committee. In view of Viking's continued outstanding performance and Mr. Helford's contribution to such performance, the Committee approved a $50,000 increase in Mr. Helford's base salary under his employment agreement for fiscal 1995 and a $100,000 increase for fiscal 1996.

     In keeping with the Committee's objective of rewarding executive officers based on corporate performance, and in order to assure the deductibility to Viking of amounts paid to Mr. Helford, in July 1994, the Committee adopted the Chief Executive Officer Performance Based Bonus Plan (the "Bonus Plan"), which was approved by shareholders in November 1994. The Bonus Plan provides for the payment to Mr. Helford of a bonus for each fiscal year, commencing with fiscal 1995, consisting of the sum of specified percentages of his salary if Viking meets or exceeds 90% of the target amounts contained in Viking's business plan for that fiscal year for one or more of the following: consolidated revenues, gross profit, pretax profit and net income. A separate percentage of salary applies to each such target, with a maximum annual bonus payable under the Bonus Plan set at $950,000 for fiscal 1995. Pursuant to the Bonus Plan, Mr. Helford was paid a bonus of $950,000 for fiscal 1995, with one-third of such bonus ($316,667) paid to Mr. Helford by the issuance of stock options to purchase an aggregate of 9,819 shares of Viking Common Stock under the Amended and Restated 1991 Nonstatutory Stock Option Plan (the "1991 Plan"). Pursuant to the Bonus Plan, all such options have an exercise price of $2.50 per share, subject to adjustment as provided in the 1991 Plan, and are deemed to have a value equal to the difference between such exercise price and the closing price of Viking Common Stock on July 13, 1995 ($34.75), the last trading day prior to the date of grant.

     In light of Mr. Helford's contribution to Viking's continued outstanding performance, and the fact that the maximum bonus limit was reached in the first year of the Bonus Plan, the Committee, subject to shareholder approval, has increased the maximum annual bonus payable under the Bonus Plan for each fiscal year commencing with fiscal 1996. If the amendment to the Bonus Plan is not approved at the Annual Meeting, the maximum annual bonus payable under the Bonus Plan will remain at $950,000. See "Approval of Amendments to the Chief Executive Officer Performance Based Bonus Plan".

     In fiscal 1995, the Committee approved a split dollar life insurance arrangement with a trust for beneficiaries named by Mr. Helford. At the death of Mr. Helford or, if certain assumptions as to life expectancy, policy dividends and other factors are realized, at the surrender of the policies, Viking will recover the full amount of premiums it paid.

Compensation of Other Executive Officers

     The salaries of the executive officers other than Mr. Helford reflect annual discretionary increases based primarily on individual performance factors. The Committee believes that the salaries of these executive officers are comparable to the salaries of executives with similar responsibilities based on a study prepared for the Committee in 1991 by a management compensation consultant. Several of the executive officers were promoted to their current positions from subordinate positions they held with Viking and received salary increases consistent with their increased responsibility.

     In awarding bonuses to the executive officers (other than Mr. Helford) for the fiscal year ended June 30, 1995, the Committee considered Viking's overall performance, as reflected in its revenues and net income, each executive's success in meeting individual performance targets applicable to his or her area of responsibility and the personal performance of the executive, including commitment, leadership and effort. These targets were set near the beginning of the year by Mr. Helford in consultation with the executive and generally relate to reducing the cost or increasing the productivity or efficiency of the activity managed by the executive. The amount of bonus that each executive received was discretionary with the Committee, with 40% of the potential bonus contingent on attaining specific objective goals related to Viking's overall performance, 40% contingent on attaining specified goals related to the executive's individual performance in his or her area of responsibility and 20% contingent on the executive's personal performance.

     Amounts of compensation deemed to have been realized by executive officers as a result of the exercise of stock options that were granted to them in prior years were not taken into account in determining their bonuses for the current year.

Equity-Based Incentive Plans

     The Committee believes that basing a significant portion of the compensation of executive officers and other key employees on increases in the value of Viking Common Stock harmonizes the interests of the executives and the shareholders and is in the best interests of the shareholders. Viking's option plans are designed to accomplish this purpose. The Incentive Plan, which provides incentive to attain long term financial performance goals, is not solely dependent on increases in the value of the Common Stock.

     Executive officers (including Mr. Helford) and other key employees have been awarded stock options under the Amended and Restated Incentive Stock Option Plan (the "ISO Plan"). For each key employee, including executive officers, the Committee determines, on an annual basis, the number of options shares to be granted under the ISO Plan to the employee based upon his or her level of responsibility, a review of Viking's overall performance and prior grants.
Newly hired management personnel, including executive officers, are eligible to receive stock options under the ISO Plan after satisfactory completion of an introductory period, and annually thereafter. Internally promoted management personnel are eligible to receive additional options at the time of their promotion in order to reflect their new positions and increased responsibilities and are eligible to receive additional grants annually thereafter.

     Based on a review of Viking's stock option procedures conducted in December 1993 by a management compensation consultant and by senior managers at Viking, the Committee currently believes that the number of option shares for each level is appropriate for the responsibility of the optionee and sufficient to provide incentive to each optionee. Options generally become exercisable over a five year period. To fully exercise an option, the optionee generally must remain in the employ of Viking throughout the period.

     Options have been granted under the 1991 Plan, which permits the grant of stock options with exercise prices at less than the fair market value of the Common Stock on the date of grant, only in limited instances when it has been found to be appropriate to provide special incentives over and above the incentives provided by the grant of a stock option at fair market value. In addition to options granted to Mr. Helford pursuant to the terms of the Bonus Plan, during fiscal 1995, Viking granted to each of two key employees, including one executive officer, an option under the 1991 Plan to purchase 10,000 shares of Common Stock, at an exercise price of $5.00 per share.

     Each of nine current key employees, including six current executive officers, has been awarded 50,000 shares of Common Stock, subject to vesting, under the Incentive Plan. Each participant is considered to be an employee whose responsibilities and decisions directly affect the management, growth, performance or profitability of Viking. The Committee awarded the shares to provide for the participants' retirement if they remain in the employ of Viking until June 30, 2007, or until retirement at age 65, death or disability, if sooner.

     The Committee intends to adopt during fiscal 1996, subject to shareholder approval, an additional equity-based long-term incentive plan relating to Viking's performance for the three-year period and fiscal year ending June 26, 1998. The Committee is currently in the process of developing this plan and has not as yet established any performance based criteria or goals for such plan.

Recent Internal Revenue Code Amendments

     The Committee will continue to consider the anticipated tax treatment to Viking regarding the compensation and benefits paid to the Chief Executive Officer and the four other most highly compensated executive officers of Viking in light of the 1993 addition to Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). The Committee will from time to time consider amendments to Viking's compensation, including further amendments to its equity-based incentive plans, necessary to preserve the deductibility of all compensation paid by Viking which is subject to Section 162(m). While Viking does not expect to pay its executive officers compensation in fiscal 1996 in excess of the Section 162(m) deductibility limit, the Board of Directors and the Committee retain discretion to authorize the payment of compensation that does not qualify for income tax deductibility under Section 162(m).

     Lee A. Ault III           Neil R. Austrian

     Charles P. Durkin, Jr.    Joan D. Manley

PERFORMANCE GRAPH

     The following graph compares the cumulative shareholder return on Viking Common Stock from June 28,1991 through June 30, 1995, based on the market price of the Common Stock, with the cumulative total return of the Nasdaq Market Value Index (Broad Market) and the Media General Retail - Other Index (Peer Group). The graph assumes that the value of the investment in Viking Common Stock and each index was $100 on June 28, 1991 and that all dividends, if any, were reinvested. The comparisons in this table are not intended to forecast or be indicative of possible future price performance.

                 COMPARISON OF CUMULATIVE SHAREHOLDER RETURN OF
            VIKING OFFICE PRODUCTS, INC., NASDAQ MARKET VALUE INDEX
                     AND MEDIA GENERAL RETAIL - OTHER INDEX

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period                    VIKING OFFICE     BROAD          PEER
(Fiscal Year Covered)                 PRODUCTS, INC.    MARKET INDEX   GROUP INDEX
- -------------------                   --------------    ---------      ----------
Measurement Pt-  JUNE 28, 1991        $100              $100            $100
FYE   JUNE 26, 1992                   $176.19           $107.75         $138.14
FYE   JUNE 25, 1993                   $316.67           $132.27         $166.43
FYE   JUNE 25, 1994                   $455.95           $145.04         $202.21
FYE   JUNE 30, 1995                   $697.62           $170.11         $262.99

                              CERTAIN TRANSACTIONS

     Viking has assisted certain of its executive officers in acquiring residences by paying a portion of the purchase price of such residences. Viking receives an undivided interest in the property in proportion to the amount of purchase price paid by Viking, and all debt service and other costs relating to the property are paid by the executive officer. Upon any sale of the property, the net sales proceeds will be divided according to the parties' respective ownership interests, provided that Viking is to receive at least as much as it paid for its portion of the property. Pursuant to such arrangements, in January 1991, Viking paid $200,000 of the $572,000 purchase price of the residence purchased by Mr. Wilson and his wife and in October 1993, Viking paid $119,000 of the $595,000 purchase price of a residence purchased by Mr. Muir and his wife and $140,000 of the $1,125,000 purchase price of a residence purchased by Stephen R. Kroll, Viking's Vice President, Administration, and his wife.

APPROVAL OF AMENDMENTS TO THE BYLAWS

     The authorized number of directors under Viking's Bylaws is currently a minimum of four and a maximum of seven, with the exact number set from time to time within such authorized limits by the Board of Directors. Currently the number of directors is set at seven, and the Board has reduced this number to six, effective at the 1995 Annual Meeting. The Bylaws also currently provide that all directors are to be elected annually to serve for a term of approximately one year, from annual meeting to annual meeting.

     The Board of Directors has adopted resolutions, subject to shareholder approval, to amend the Bylaws to set the number of directors at a minimum of six and a maximum of nine, subject to change in the manner provided in the Bylaws, and to divide the Board into two classes of directors, each serving two-year terms, with the number of directors in the two classes as nearly equal as
possible.   Under the California Corporations Code, if the Board is divided into two classes, the authorized number of directors may not be less than six. Initially each class will consist of three members.

     If the Bylaw amendments are approved by the shareholders, one-half of the Board of Directors would be elected each year. Initially, members of both classes will be first elected at the 1995 Annual Meeting, with directors elected to Class I (Messrs. Helford, Durkin and Ostern have been nominated for this class) elected to serve until the 1996 Annual Meeting and directors elected to Class II (Messrs. Ault and Austrian and Ms. Manley have been nominated for this class) elected to serve until the 1997 Annual Meeting. Commencing with the election of Class I directors at the 1996 Annual Meeting, each class of directors elected at an Annual Meeting would be elected to two-year terms.

     Under the Bylaws, any vacancies or newly created directorships, however occurring, may be filled by a vote of the majority of directors then remaining in office. Vacancies also may be filled by a majority vote of shareholders unless the vacancy has been previously filled by the Board of Directors. Under the proposed amendment, any director chosen to fill a vacancy will hold office until the next election of the class for which such director was chosen and until his or her successor is elected and qualified. If the size of the Board is increased or decreased, the Board would apportion the increase or decrease between the two classes to keep both classes as nearly equal as possible.

     The Board of Directors believes that creation of a classified board is in the best interests of Viking and its shareholders because it will help lend continuity and stability to the management of Viking and in the Board's leadership and policies. Following the adoption of the classified board structure, it is likely that at all times a portion of the Board of Directors will have had prior experience as directors of Viking. The Board believes that this will facilitate long-range planning, strategy and policy, because it will enhance the likelihood of continuity and stability in the composition of the Board and its policies. The Board of Directors believes that this, in turn, will permit the Board to more effectively represent the interests of all shareholders.

     The Board also believes that the classified structure may reduce the possibility that a third party could effect a sudden or surprise change in control of the Board of Directors. This could discourage future tender offers and other takeover attempts which many shareholders may deem to be in their best interests and could make Viking's Common Stock less attractive to investors who purchase stocks in anticipation of an increase in price if a takeover attempt develops.

     The Board has no knowledge of any present effort to gain control of Viking or to organize a proxy contest, and there has been no problem in the past or at the present time with continuity or stability of the Board. However, the Board believes that it is prudent and in the interests of shareholders generally to provide the greater assurance of continuity of Board composition and policies that will result from a classified structure. The Board believes such advantage outweighs any disadvantages relating to discouraging potential acquirors from seeking to obtain control of Viking.

          APPROVAL OF AMENDMENTS TO 1992 DIRECTORS' STOCK OPTION PLAN

INTRODUCTION

     The 1992 Directors' Stock Option Plan (the "Director's Plan") was adopted by the Board of Directors on March 9, 1992, and was thereafter approved by the shareholders. The Directors' Plan allows each non-employee director of Viking to receive an option to purchase 20,000 shares of Common Stock on the date of his or her election to the Board. Non-Employee Directors are not eligible to participate in any other stock option or similar plan currently maintained by Viking.

     The purpose of the Directors' Plan is to promote increased incentive and personal interest in the welfare of Viking by those individuals who are primarily responsible for shaping the long-range plans of Viking, to assist Viking in attracting and retaining on the Board persons of exceptional competence and to provide additional incentives to serve as a director of Viking.

     The shareholders are being asked to vote on a proposal to amend the Directors' Plan to provide (i) for the automatic grant at five year intervals of additional stock options to purchase 10,000 shares of Common Stock to each non-employee director who continues to serve on the Board and (ii) that any director who was an employee of Viking and later ceases to be an employee, automatically will be granted a stock option to purchase 20,000 shares of Common Stock on the first date after shareholder approval of the amendment to the Directors' Plan that such director is not an employee and is re-elected as a director. The Board recommends that shareholders vote "FOR" the approval of the amendments to the Directors' Plan.

     The full text of the Directors' Plan, as amended, is set forth as Exhibit A hereto, and shareholders are urged to refer to it for a complete description of the Directors' Plan. The summary of the principal features of the Directors' Plan which follows is qualified in its entirety by reference to the complete text of the Directors' Plan.

PRINCIPAL FEATURES OF THE PLAN

     Pursuant to the Directors' Plan, on March 9, 1992, the non-employee directors then serving (Mr. Ault, Mr. Austrian and Ms. Manley) were each granted a stock option to purchase 20,000 shares of Common Stock at an exercise price of $8.9375 per share, the fair market value of the Common Stock on the date of grant. In addition each new non-employee director, on the date of his or her election to the Board of Directors (whether elected by the shareholders or the Board of Directors), automatically will be granted a stock option to purchase 20,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant.

     Pursuant to the terms of the amendment, on September ___, 1995, Mr. Austrian and Ms. Manley were each granted, subject to shareholder approval, a stock option to purchase 10,000 shares of Common Stock at an exercise price of $______, the fair market value of the Common Stock on the date of grant. Assuming continued service on the Board, Mr. Ault will receive an additional stock option in 1997, and Mr. Austrian, Ms. Manley and Mr. Ault will receive additional 10,000 share options at the end of each subsequent five year period. Mr. Durkin also is eligible to receive a stock option under the terms of the Directors' Plan. However, in accordance with the policies of Dillon Read, Mr. Durkin declined the stock option award to which he would otherwise have been entitled under the Directors' Plan and, if the amendment is approved by the shareholders, intends to decline all future awards to which he may become entitled as a result of his continuous service on the Board. In addition, if the amendment is approved and Mr. Ostern is re-elected to the Board at the Annual Meeting, he automatically will be granted a stock option to purchase 20,000 shares of Common Stock on November 16, 1995.

     The determination of fair market value is based on quotations from The Nasdaq National Market. On October ___, 1995, the last sale price of the Common Stock, as reported on The Nasdaq National Market, was $___ per share.

     A stock option, once granted to a non-employee director, will remain in effect in accordance with its terms, even if the non-employee director later enters the employ of Viking or one of its subsidiaries. A maximum of 200,000 shares of Common Stock may be issued under the Directors' Plan. If a stock option expires, terminates or is cancelled for any reason without having been exercised in full, the shares of Common Stock not purchased thereunder are available again for purposes of the Directors' Plan. No stock options may be granted under the Directors' Plan after March 8, 2002.

     The stock option term is for a period of ten years from the date of grant, and, except as described below, each stock option is subject to vesting over a five-year period, with 20% of the option becoming exercisable on each successive anniversary of the date of grant. For purposes of determining the vesting period of the stock options granted to the non-employee directors serving on the Board of Directors on the date the Directors' Plan was adopted by the Board (Mr. Ault, Mr. Austrian and Ms. Manley), the stock options were treated as if they were granted on the date the non-employee director first became a director of Viking. In addition, all outstanding options immediately become exercisable in full in the event of certain changes in control of Viking. Notwithstanding any of the foregoing, no stock option may be exercised until six months and one day after the date of grant.

     Each stock option may be exercised in whole or in part by delivering it for surrender or endorsement to Viking together with payment of the exercise price. The exercise price may be paid in cash, by cashier's or certified check or, if authorized by the Board or a committee thereof, by surrender of previously owned shares of Common Stock.

     Except as otherwise provided below, a non-employee director may not exercise a stock option unless from the date of grant to the date of exercise the non-employee director continuously serves on the Board of Directors. Upon the termination of the service of a non-employee director as a director of Viking for any reason, the stock options then currently exercisable remain exercisable for a period of 90 days after the date of such termination, subject to earlier termination at the end of their fixed term.

     The Directors' Plan is administered by the Board of Directors or by a duly authorized committee of the Board. The Board or its duly authorized committee has complete authority, subject to the express provisions of the Directors' Plan, to adopt such rules and regulations, and to make all other determinations, deemed necessary or desirable for the administration of the Directors' Plan. However, neither the Board nor any committee has any discretion as to (1) the selection of directors to whom stock options may be granted, (2) the number of stock options that may be granted to each director, (3) the times at which or the periods within which stock options may be exercised or (4) except for the determination of fair market value in accordance with the provisions of the Directors' Plan, the price at which stock options may be exercised.

     The Board of Directors may at any time suspend, amend or terminate the Directors' Plan. Shareholder approval is required, however, to materially increase the benefits accruing to non-employee directors, materially increase the number of securities which may be issued (except for adjustments under anti-dilution clauses) or materially modify the requirements as to eligibility for participation.

     Stock options granted under the Directors' Plan are non-statutory stock options and are not eligible for the tax benefits applicable to incentive stock options. Viking maintains a current registration statement under the Securities Act of 1933 with respect to the shares of Common Stock issuable upon the exercise of outstanding stock options under the Directors' Plan.

     The following table sets forth certain information with respect to options granted, subject to shareholder approval, upon the amendment to the Directors' Plan.

                               NEW PLAN BENEFITS
                       1992 DIRECTORS' STOCK OPTION PLAN

                                                       NUMBER OF
          NAME OR GROUP                             OPTIONS GRANTED
          -------------                             ---------------
          Irwin Helford..........................                 0
          Donald M. Wilson.......................                 0
          Mark R. Brown..........................                 0
          Mark Muir..............................                 0
          Lisa Billig............................                 0
          Executive Group........................                 0
          Non-Executive Director Group...........            20,000
          Non-Executive Officer Employee Group...                 0

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a short summary of the Federal income tax consequences of the grant and exercise of stock options under the Directors' Plan.

 Tax Consequences to Non-Employee Directors

     A non-employee director recognizes no taxable income upon the grant of a stock option under the Directors' Plan. In general, upon the exercise of the option, the non-employee director will recognize ordinary income in an amount equal to the excess of the fair market value of the shares purchased at the date of exercise over the exercise price. Withholding tax obligations arising from the exercise of a nonstatutory stock option may be satisfied by any payment method deemed appropriate by the Board, including by withholding from the shares of Common Stock otherwise issuable upon exercise of the stock option the number of option shares having a fair market value equal to the amount of the withholding tax obligation.

     Shares acquired upon the exercise of an option by the payment of cash will have a basis equal to their fair market value on the date of exercise and have a holding period beginning on such date. Different rules apply if a non-employee director exercises a stock option by surrendering previously owned shares of Common Stock.

     Gain or loss recognized on a disposition of the shares purchased generally will qualify as long-term capital gain or loss if the shares have a holding period of more than twelve months.

 Tax Consequences to Viking

     Viking generally is allowed an income tax deduction for amounts that are taxable to non-employee directors as ordinary income under the foregoing rules.

                APPROVAL OF AMENDMENT TO CHIEF EXECUTIVE OFFICER
                          PERFORMANCE BASED BONUS PLAN

     The Chief Executive Officer Performance Based Bonus Plan (the "Bonus Plan") was adopted by the Committee during fiscal 1994 and was thereafter approved by the shareholders. The Bonus Plan was adopted in order to assure the deductibility for federal income tax purposes of bonuses paid to Mr. Helford in light of the 1993 addition to Section 162(m).

     The Bonus Plan provides for the payment to Mr. Helford of an annual bonus consisting of the sum of specified percentages of his salary if Viking meets or exceeds 90% of the target amounts contained in Viking's business plan for that fiscal year for one or more of the following: consolidated revenues, gross profit, pretax profit and net income. A separate percentage of salary applies to each such target, with a maximum annual bonus payable under the Bonus Plan set at $950,000 for fiscal 1995. Pursuant to the Bonus Plan, Mr. Helford was paid a bonus of $950,000 for fiscal 1995, with one-third of such bonus ($316,667) paid to Mr. Helford by the issuance of stock options to purchase an aggregate of 9,819 shares of Viking Common Stock under the 1991 Plan. Pursuant to the Bonus Plan, all such options have an exercise price of $2.50 per share, subject to adjustment as provided in the 1991 Plan, and are deemed to have a value equal to the difference between such exercise price and the closing price of Viking Common Stock on July 13, 1995 ($34.75), the last trading day prior to the date of grant. In September 1995, the Committee amended the Bonus Plan to provide that one-quarter (as opposed to one-third) of the annual bonus will be paid by issuing him stock options under the 1991 Plan.

     The shareholders are being asked to vote on a proposal to amend the Bonus Plan to increase the maximum annual bonus payable under the Bonus Plan from $950,000 to $1,300,000 for fiscal 1996, $1,400,000 for fiscal 1997 and
$1,500,000 for fiscal 1998. The Committee believes that the maximum annual bonus under the Bonus Plan was initially set too low, and an increase would provide Mr. Helford with additional incentive to assist Viking in meeting the targets set forth in Viking's annual business plans. The Committee believes that an annual bonus for Mr. Helford is an important part of his overall compensation and recommends that shareholders vote "FOR" the amendment.

     Participation in the Bonus Plan is not exclusive and will not prevent Mr. Helford from participating in other compensation plans of Viking or from receiving other compensation from Viking. If the proposed amendment to the Bonus Plan is not approved by the shareholders at the Annual Meeting, the current annual limit of $950,000 will remain in effect.

     The following table sets forth the bonus that would have been payable under the Bonus Plan to Mr. Helford for fiscal 1995 assuming the amendment had been in effect for such year.

                               NEW PLAN BENEFITS
              CHIEF EXECUTIVE OFFICER PERFORMANCE BASED BONUS PLAN

                                                         DOLLAR VALUE OF
          NAME AND POSITION                              FISCAL 1995 BONUS
          -----------------                              -----------------
     Irwin Helford, Chairman of the Board
     President and Chief Executive Officer...........    $983,000(1)

- -------------------

(1) Pursuant to the terms of the Bonus Plan as amended, one-fourth of such bonus ($245,750) would have been paid to Mr. Helford by the issuance of stock options to purchase an aggregate of 7,620 shares of Viking Common Stock under the 1991 Plan, with an exercise price of $2.50 per share.

                     RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected the accounting firm of Deloitte & Touche to serve as independent auditors for the current fiscal year, subject to ratification by the shareholders. Deloitte & Touche has served as Viking's independent auditors since 1986.

     The Board of Directors recommends a vote "FOR" ratification of this selection. Shareholder ratification of the selection of auditors is not required under the laws of the State of California, but the Board has determined to ascertain the position of the shareholders on the selection. The Board of Directors will reconsider the selection if it is not ratified by the shareholders.

     It is anticipated that representatives of Deloitte & Touche will be present at the Annual Meeting, and such representatives will be given the opportunity to make a statement, if they so desire, and to answer appropriate questions.

                                 MISCELLANEOUS

SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the 1996 Annual Meeting of Shareholders must be received by Viking by June 6, 1996 to be considered by Viking for inclusion in Viking's proxy statement and form of proxy relating to that meeting. Such proposals should be directed to the attention of the Secretary, Viking Office Products, Inc., 879 West 190th Street, 10th Floor, Los Angeles, California 90248.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires Viking's officers and directors, and persons who own more than ten percent of a registered class of Viking's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulations to furnish Viking with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to Viking, or written representations that no Forms 5 were required, Viking believes that during the period from June 24, 1994 to June 30, 1995 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that Messrs. Brown, Kroll, Muir and Wilson and Ms. Billig were late in reporting the grant of an incentive stock option under the ISO Plan.

OTHER MATTERS

     Neither Viking nor any of the persons named as proxies knows of any matters to be voted on at the Annual Meeting other than as described in this Proxy Statement. However, if any other matters are properly presented at the meeting, it is the intention of the persons named as proxies to vote in accordance with their judgment on such matters, subject to direction by the Board of Directors.

     The 1995 Annual Report to Shareholders accompanies this Proxy Statement, but is not to be deemed a part of the proxy soliciting material.

  WHILE YOU HAVE THE MATTER IN MIND, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD.

                                                                       EXHIBIT A

                          VIKING OFFICE PRODUCTS, INC.
                       1992 DIRECTORS' STOCK OPTION PLAN

     1.  PURPOSE.
         -------

          This Viking Office Products, Inc., 1992 Directors' Stock Option Plan (the "Plan") is intended to promote the best interests of Viking Office Products, Inc., a California corporation ("Viking"), and its shareholders by providing to each member of Viking's Board of Directors (the "Board") who is a Non-Employee Director (as defined in paragraph 3 herein) of Viking with an opportunity to acquire a proprietary interest in Viking by receiving an option ("Stock Option") to purchase Viking's common stock, without par value ("Common Stock"), as herein provided. It is intended that the Plan will promote an increased incentive and personal interest in the welfare of Viking by those individuals who are primarily responsible for shaping the long-range plans of Viking. In addition, Viking seeks both to attract and retain on its Board persons of exceptional competence and to provide a further incentive to serve as a director of Viking.

     2.  ADMINISTRATION.
         --------------

          2.1 The Plan shall be administered by the Board or by a duly authorized committee of the Board. Unless and until the Board specifically delegates administration of the Plan to a committee of the Board empowered to administer the Plan, all references in the Plan to the "Committee" shall mean the Board.

          2.2 The Committee shall have no discretion as to (a) the selection of directors to whom Stock Options may be granted, (b) the number of Stock Options granted to each director, (c) the times at which or the periods within which Stock Options may be exercised, or (d) except to the limited extent provided in paragraph 5, the price at which Stock Options may be exercised. However, the Committee shall have full and complete authority, subject to the express provisions of the Plan, to adopt such rules and regulations and to make all other determinations deemed necessary or desirable for the administration of the Plan. All interpretations and constructions of the Plan by the Committee, and all of its actions hereunder, shall be binding and conclusive on all persons for all purposes.

          2.3 Viking shall indemnify and hold harmless each Committee member and each director of Viking, and the estate and heirs of such Committee member or director, against all claims, liabilities, expenses, penalties, damages or other pecuniary losses, including legal fees, which such Committee member or director, his or her estate or heirs may suffer as a result of his or her responsibilities, obligations or duties in connection with the Plan, to the extent that insurance, if any, does not cover the payment of such items.

     3.  ELIGIBILITY.
         -----------

          Each member of the Board who is not an employee of Viking or any of its Subsidiaries (as herein defined) or of any parent corporation of Viking (a "Non-Employee Director") shall be eligible to be granted a Stock Option under the Plan. Eligibility shall be determined (i) with respect to each director serving on the Board on the date this Plan was adopted by the Board (i.e., March 9, 1992) on that date; (ii) with respect to each director first elected after this Plan was adopted by the Board, on the date such director is first so elected; and (iii) with respect to each director who was an employee of Viking or one of its Subsidiaries or a parent corporation on the date this Plan was adopted by the Board or on the subsequent date that such director was first elected to the Board and later ceases to be such an employee, the first time after the date the first amendment of this Plan (the "First Amendment") is approved by the shareholders that such director is no longer such an employee and is re-elected as a director. A Stock

Option, once granted to a Non-Employee Director, shall remain in effect in accordance with its terms even if the optionee later enters the employ of Viking or a Subsidiary or parent. "Subsidiary" shall mean each corporation which is a "subsidiary corporation" of Viking within the definition contained in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

     4.  GRANTS.
         ------

          4.1 Each Non-Employee Director serving on the Board on the date the Board adopted this Plan (March 9, 1992) was granted a Stock Option to purchase 20,000 shares (reflects adjustment for 2:1 stock split in May 1994) of Common Stock automatically on that date. Each Non-Employee Director who first becomes eligible (as provided in paragraph 3) after the Plan was adopted by the Board shall be granted an option to purchase 20,000 shares (reflects adjustment for 2:1 stock split in May 1994) of Common Stock automatically on the date of such eligibility. Subject to the provisions of paragraph 11 of this Plan, the number of shares of Common Stock issued and issuable upon the exercise of Stock Options granted under this Plan shall not exceed 200,000 (reflects adjustment for 2:1 stock split in May 1994).

          4.2 Subject to shareholder approval of the First Amendment: (i) each Non-Employee Director who has been a director continuously for at least five years on the date the First Amendment is approved by the Board (the "First Amendment Effective Date"), shall be granted a Stock Option to purchase 10,000 shares of Common Stock automatically on the First Amendment Effective Date, and, provided such Non-Employee Director continues to be a Non-Employee Director, shall be granted a Stock Option to purchase 10,000 additional shares of Common Stock automatically at the expiration of each five year period thereafter during such Non-Employee Director's continuous service; and (ii) each director who completes five continuous years as a Non-Employee Director after the First Amendment Effective Date shall be granted a Stock Option to purchase 10,000 shares of Common Stock automatically on the day following the completion of such five year period, and, provided such Non-Employee Director continues to be a Non-Employee Director, shall be granted a Stock Option to purchase 10,000 additional shares of Common Stock automatically at the expiration of each five year period thereafter during such Non-Employee Director's continuous service. Except as otherwise provided herein, the period of continuous service for any Non-Employee Director shall be deemed to include continuous periods prior to the adoption of the Plan in which the director was not an employee of Viking or any of its Subsidiaries or any parent corporation. The period of continuous service for any Non-Employee Director who becomes eligible to receive Stock Options by reason of clause (iii) of paragraph 3 shall not include any period prior to the date on which such Non-Employee Director first became so eligible.

     5.  PURCHASE PRICE.
         --------------

          The purchase price (the "Exercise Price") of shares of Common Stock subject to each Stock Option ("Option Shares") shall equal the fair market value ("Fair Market Value") of such shares on the date of grant (the "Date of Grant") of such Stock Option. The Fair Market Value of a share of Common Stock on any date shall be equal to the closing price of the Common Stock for the last preceding day on which Viking's shares were traded, and the method for determining the closing price shall be determined by the Committee.

     6.  OPTION PERIOD.
         -------------

          The term of each Stock Option shall commence on the Date of Grant of the Stock Option and shall be ten years. Subject to the other provisions of the Plan, each Stock Option shall be exercisable during its term as to 20% of the Option Shares during the twelve months beginning on the first anniversary of the Date of Grant; 20% of the Option Shares during the twelve months beginning on the second anniversary of the Date of Grant; 20% during the twelve months beginning on the third anniversary of the Date of Grant; 20% during the twelve months beginning on the fourth anniversary of the Date of Grant; and 20% during the twelve months beginning on the fifth anniversary of the Date of Grant; provided, however, that the initial Stock Option granted to each Non-Employee Director serving on the Board on the date this Plan was adopted by the Board (as now described in paragraph 4.1) shall be exercisable from time to time after the actual Date of Grant as to the number of Option Shares determined in accordance with the foregoing schedule as if the Date of Grant were the date such Non-Employee Director first became a director. If an optionee shall not in any period purchase all of the Option Shares which the optionee is entitled to purchase in such period, the optionee may purchase all or any part of such Option Shares at any time after the end of such period and prior to the expiration of the Option. Notwithstanding the foregoing, subject to the provisions of paragraph 11.3, Stock Options granted under this Plan shall not be exercisable until at least six months and one day after the actual Date of Grant.

     7.  EXERCISE OF OPTIONS.
         -------------------

          7.1 Each Stock Option may be exercised in whole or in part (but not as to fractional shares) by delivering it for surrender or endorsement to Viking, attention of the Corporate Secretary, at Viking's principal office, together with payment of the Exercise Price and an executed Notice and Agreement of Exercise in the form prescribed by paragraph 7.2. Payment may be made in cash, by cashier's or certified check, or by surrender of previously owned shares of the Viking's Common Stock valued pursuant to paragraph 5 (if the Committee authorizes payment in stock).

          7.2 Exercise of each Stock Option is conditioned upon the agreement of the Non-Employee Director to the terms and conditions of this Plan and of such Stock Option as evidenced by the Non-Employee Director's execution and delivery of a Notice and Agreement of Exercise in a form to be determined by the Committee in its discretion. Such Notice and Agreement of Exercise shall set forth the agreement of the Non-Employee Director that: (a) no Option Shares will be sold or otherwise distributed in violation of the Securities Act of 1933 (the "Securities Act") or any other applicable federal or state securities laws,
(b) each Option Share certificate may be imprinted with legends reflecting any applicable federal and state securities law restrictions and conditions, (c) Viking may comply with said securities law restrictions and issue "stop transfer" instructions to its Transfer Agent and Registrar without liability,
(d) each Non-Employee Director will furnish to Viking a copy of each Form 4 or Form 5 filed by said Non-Employee Director under Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and will timely file all reports required under federal securities laws, and (e) each Non-Employee Director will report all sales of Option Shares to Viking in writing on a form prescribed by Viking.

          7.3 No Stock Option shall be exercisable unless and until any applicable registration or qualification requirements of federal and state securities laws, and all other legal requirements, have been fully complied with. Viking will use reasonable efforts to maintain the effectiveness of a Registration Statement under the Securities Act for the issuance of Stock Options and shares acquired thereunder, but there may be times when no such Registration Statement will be currently effective. The exercise of Stock Options may be temporarily suspended without liability to Viking during times when no such Registration Statement is currently effective, or during times when, in the reasonable opinion of the Committee, such suspension is necessary to preclude violation of any requirements of applicable law or regulatory bodies having jurisdiction over Viking. If any Stock Option would expire for any reason except the end of its term during such a suspension, then if exercise of such Stock Option is duly tendered before its expiration, such Stock Option shall be exercisable and exercised (unless the attempted exercise is withdrawn) as of the first day after the end of such suspension. Viking shall have no obligation to file any Registration Statement covering resales of Option Shares.

     8.  CONTINUOUS DIRECTORSHIP.
         -----------------------

          Except as provided in paragraph 10 below, a Non-Employee Director may not exercise a Stock Option unless from the Date of Grant to the date of exercise such Non-Employee Director continuously serves as a director of Viking.

     9.  RESTRICTIONS ON TRANSFER.
         ------------------------

          Each Stock Option granted under this Plan shall be transferable only by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code. No interest of any Non-Employee Director under the Plan shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. Each Stock Option granted under this Plan shall be exercisable during a Non-Employee Director's lifetime only by such Non-Employee Director or by such Non-Employee Director's legal representative.

     10.  TERMINATION OF SERVICE.
          ----------------------

          Upon the termination of the service of a Non-Employee Director as a director of Viking for any reason, (a) all Stock Options to the extent then presently exercisable by such Non-Employee Director shall remain exercisable only for a period of ninety (90) days after the date of such termination of service and may be exercised pursuant to the provisions thereof, including expiration at the end of the fixed term thereof, and (b) all Stock Options to the extent not then presently exercisable by such Non-Employee Director shall terminate as of the date of such termination of service and shall not be exercisable thereafter.

     11.  ADJUSTMENTS UPON CHANGE IN CAPITALIZATION.
          -----------------------------------------

          11.1 The number and class of shares subject to each outstanding Stock Option, the Exercise Price thereof (but not the total price), the maximum number of Stock Options that may be granted under the Plan, and the minimum number of shares as to which a Stock Option may be exercised at any one time, shall be proportionately adjusted in the event of any increase or decrease in the number of the issued shares of Common Stock which results from a split-up or consolidation of shares, payment of a stock dividend or dividends exceeding a total of five percent (5%) for which the record dates occur in any one fiscal year, a recapitalization (other than the conversion of convertible securities according to their terms), a combination of shares or other like capital adjustment, so that upon exercise of the Stock Option, the Non-Employee Director shall receive the number and class of shares such Non-Employee Director would have received had such Non-Employee Director been the holder of the number of shares of Common Stock for which the Stock Option is being exercised upon the date of such change or increase or decrease in the number of issued shares of Viking.

          11.2 Upon a reorganization, merger or consolidation of Viking with one or more corporations as a result of which Viking is not the surviving corporation or in which Viking survives as a subsidiary of another corporation, or upon a sale of all or substantially all of the property of Viking to another corporation, or any dividend or distribution to stockholders of more than ten percent (10%) of Viking's assets, adequate adjustment or other provisions shall be made by Viking or other party to such transaction so that there shall remain and/or be substituted for the Option Shares provided for herein, the shares, securities or assets which would have been issuable or payable in respect of or in exchange for such Option Shares then remaining, as if the Non-Employee Director had been the owner of such shares as of the applicable date. Any securities so substituted shall be subject to similar successive adjustments.

          11.3 Subject to paragraph 19, in the event of a change in control ("Change in Control") of Viking, all outstanding Stock Options shall immediately become and shall thereafter be exercisable in full. A Change in Control of Viking shall be deemed to have occurred (a) on the date Viking first has actual knowledge that any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act or any amendment or replacement of such sections) has become the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act or any amendment or replacement of such Rule), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of Viking's then outstanding securities or (b) on the date the shareholders of Viking approve (i) a merger of Viking with or into any other corporation in which Viking is not the surviving corporation or in which Viking survives as a subsidiary of another corporation, (ii) a consolidation of Viking with any other corporation, or (iii) the sale or disposition of all or substantially all of Viking's assets or a plan of complete liquidation.

     12.  WITHHOLDING TAXES.
          -----------------

          Viking shall have the right at the time of exercise of any Stock Option to make adequate provision for any federal, state, local or foreign taxes which it believes are or may be required by law to be withheld with respect to such exercise ("Tax Liability"), to ensure the payment of any such Tax Liability. Viking may provide for the payment of any Tax Liability by any of the following means or a combination of such means, as determined by the Committee in its sole and absolute discretion in the particular case: (i) by requiring the Non-Employee Director to tender a cash payment to Viking, (ii) by withholding from the Non-Employee Director's cash compensation, (iii) by withholding from the Option Shares which would otherwise be issuable upon exercise of the Stock Option that number of Option Shares having an aggregate fair market value (determined in the manner prescribed by paragraph 5) as of the date the withholding tax obligation arises in an amount which is equal to the Non-Employee Director's Tax Liability or (iv) by any other method deemed appropriate by the Committee. Satisfaction of the Tax Liability of a Non-Employee Director may be made by the method of payment specified in clause (iii) above only if the following two conditions are satisfied:

          (a) the withholding of Option Shares and the exercise of the related Stock Option occurs at least six months and one day following the date of grant of such Stock Option; and

          (b) the withholding of Option Shares is made either (i) pursuant to an irrevocable election ("Withholding Election") made by such Non-Employee Director at least six months in advance of the withholding of Options Shares or (ii) on a day within a ten-day "window period" beginning on the third business day following the date of release of Viking's quarterly or annual summary statement of sales and earnings.

Anything herein to the contrary notwithstanding, a Withholding Election may be disapproved by the Committee at any time.

     13.  AMENDMENTS AND TERMINATION.
          --------------------------

          The Board of Directors may at any time suspend, amend or terminate this Plan; provided, however, that the provisions of paragraphs 3, 4, 5 and 6 of this Plan may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act or the rules thereunder. No amendment or modification of this Plan may be adopted, except subject to stockholder approval, which would: (a) materially increase the benefits accruing to Non-Employee Directors under this Plan, (b) materially increase the number of securities which may be issued under this Plan (except for adjustments pursuant to paragraph 11 hereof), or (c) materially modify the requirements as to eligibility for participation in the Plan.

     14.  SUCCESSORS IN INTEREST.
          ----------------------

          The provisions of this Plan and the actions of the Committee shall be binding upon all heirs, successors and assigns of Viking and of Non-Employee Directors.

     15.  OTHER DOCUMENTS.
          ---------------

          All documents prepared, executed or delivered in connection with this Plan shall be, in substance and form, as established and modified by the Committee or by persons under its direction and supervision; provided, however, that all such documents shall be subject in every respect to the provisions of this Plan, and in the event of any conflict between the terms of any such document and this Plan, the provisions of this Plan shall prevail.

     16.  MISCONDUCT OF A NON-EMPLOYEE DIRECTOR.
          -------------------------------------

          Notwithstanding any other provision of this Plan, all unexercised Stock Options held by a Non-Employee Director shall automatically terminate as of the date his or her directorship is terminated, if such directorship is terminated on account of any act of fraud, embezzlement, misappropriation or conversion of assets or opportunities of Viking. Upon termination of such Stock Options, such Non-Employee Director shall forfeit all rights and benefits under this Plan.

     17.  TERM OF PLAN.
          ------------

          This Plan was adopted by the Board on March 9, 1992. No Stock Options may be granted under this Plan after March 8, 2002.

     18.  GOVERNING LAW.
          -------------

          This Plan shall be construed in accordance with, and governed by, the laws of the State of California.

     19.  SHAREHOLDER APPROVAL.
          --------------------

          No Stock Option shall be exercisable unless and until the shareholders of Viking have approved this Plan on or before February 28, 1993, and all other legal requirements have been fully complied with. If shareholder approval is not timely obtained, this Plan and all Stock Options granted hereunder shall be null and void.

     20.  PRIVILEGES OF STOCK OWNERSHIP.
          -----------------------------

          The holder of a Stock Option shall not be entitled to the privileges of stock ownership as to any shares of Viking common stock not actually issued to such holder.

         IN WITNESS WHEREOF, this Plan has been executed on March 9, 1992.

                                              VIKING OFFICE PRODUCTS, INC.


                                              By   /s/ Irwin Helford
                                                 ------------------------------
                                                   Irwin Helford, President

                                                     PRELIMINARY PROXY MATERIALS

                          VIKING OFFICE PRODUCTS, INC.

            PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 16, 1995

  The undersigned, revoking any previous proxies for such stock, hereby appoints Irwin Helford and Stephen R. Kroll, and each of them, proxies of the undersigned with full power of substitution to each, to vote all shares of common stock of VIKING OFFICE PRODUCTS, INC., which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Viking Office Products, Inc., to be held on November 16, 1995, and all postponements or adjournments thereof, with all the power the undersigned would possess if personally present, with authority to vote (i) as specified by the undersigned below and (ii) in the discretion of any proxy upon any other business that may come before the meeting.

Vote this proxy as follows:

 1.  Election of Directors:

 FOR ALL NOMINEES LISTED BELOW [_]                WITHHOLD VOTE [_]
 (except as marked to the contrary below)         (for all nominees)

    Irwin Helford, Lee A. Ault III, Neil R. Austrian, Charles P. Durkin, Jr., Joan D. Manley and Rolf Ostern.

INSTRUCTION: TO WITHHOLD VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THROUGH THE NOMINEE'S NAME IN THE ABOVE LIST.

  2. Proposal to approve an amendment to Viking's Amended and Restated Bylaws to classify the Board of Directors for purposes of election and to make other related changes:

  FOR [_]        AGAINST [_]            ABSTAIN [_]

  3.  Proposal to approve amendments to the 1992 Directors' Stock Option Plan:

  FOR [_]        AGAINST [_]            ABSTAIN [_]

  4. Proposal to approve an amendment to the Chief Executive Officer Performance Based Bonus Plan to increase the maximum annual bonus payable thereunder:

  FOR [_]        AGAINST [_]            ABSTAIN [_]

  5. Proposal to ratify the selection of Deloitte & Touche as independent auditors:

  FOR [_]        AGAINST [_]            ABSTAIN [_]

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS, FOR THE AMENDMENTS TO AMENDED AND RESTATED BYLAWS, FOR THE AMENDMENTS TO THE 1992 DIRECTORS' STOCK OPTION PLAN, FOR THE AMENDMENT TO THE CHIEF EXECUTIVE OFFICER PERFORMANCE BASED BONUS PLAN, FOR THE RATIFICATION OF AUDITORS AND OTHERWISE IN THE DISCRETION OF ANY OF THE PERSONS ACTING AS PROXIES.

IMPORTANT: Please date this proxy and sign exactly as your name or names appear hereon. If stock is held jointly, each should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity, please give your full title(s). If this proxy is submitted to a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person.

                              _______________________________________

                              _______________________________________
                              (Signature of Shareholder)

                              Dated ____________, 1995

                              IMPORTANT: PLEASE SIGN PROXY EXACTLY AS YOUR NAME OR NAMES APPEAR HEREON.